EXHIBIT NO. 99.(h) 8

AMENDMENT TO SHAREHOLDER SERVICING AGREEMENTS

This AMENDMENT, dated as of September 24, 2024 (the "Amendment"), is made between each of the investment companies listed on Annex A hereto (each a “Fund” and collectively the “Funds”) and MFS Service Center, Inc. (“MFSC”).

WITNESSETH

WHEREAS, each of the Funds listed on Annex A hereto (or respective trusts on behalf of the Funds) is a party to a Shareholder Servicing Agreement, as amended, (the “Agreement”) with MFSC; and

WHEREAS, effective January 1, 2025, MFSC and each of the Funds listed on Annex A have agreed to amend their respective Agreements as provided below.

o  NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

o Section 1. Annex A of each Agreement shall be deleted entirely and replaced by Annex A attached hereto.

o Section 2. The section of each Agreement entitled “Fees”1 shall be deleted entirely and replaced by Annex B attached hereto. For the avoidance of doubt, any exhibits prior to the effective date of this Amendment relating to fees paid to MFSC pursuant to the “Fees” section of the Agreement are repealed in their entirety.

Section 3. This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts.

Section 4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

1 The section entitled “Fees” is Section 6 in the Agreement for MFS Series Trust I and MFS Series Trust II, and Section 7 in the Agreement for the remaining Trusts. The “Fees” section reflected in Annex B replaces this Section 6 and Section 7 in these Agreements, respectively.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, effective as of January 1, 2025.

Each of the Trusts listed on Annex A   MFS SERVICE CENTER, INC.

By: CHRISTOPHER R. BOHANE_______  By: MARGARHEETA C. WISE_______

Christopher R. Bohane      Margarheeta C. Wise

Assistant Secretary      President

Amendment to Shareholder Servicing Agreement: ANNEX A

TRUST/FUND NAME	ACRONYM
MASSACHUSETTS INVESTORS TRUST	MIT
MASSACHUSETTS INVESTORS GROWTH STOCK FUND	MIG
MFS SERIES TRUST I
MFS Core Equity Fund	RGI
MFS Low Volatility Equity Fund	LVU
MFS Low Volatility Global Equity Fund	LVO
MFS New Discovery Fund	NDF
MFS Research International Fund	RIF
MFS Technology Fund	SCT
MFS U.S. Government Cash Reserve Fund	MCF
MFS Value Fund	EIF
MFS SERIES TRUST II
MFS Growth Fund	MEG
MFS SERIES TRUST III
MFS Global High Yield Fund	HYO
MFS High Income Fund	MFH
MFS High Yield Pooled Portfolio	HYP
MFS Municipal High Income Fund	MMH
MFS SERIES TRUST IV
MFS Blended Research Emerging Markets Equity Fund	BRK
MFS Blended Research Global Equity Fund	BRL
MFS Blended Research International Equity Fund	BRX
MFS Global New Discovery Fund	GND
MFS Mid Cap Growth Fund	OTC
MFS U.S. Government Money Market Fund	MMM
MFS SERIES TRUST V
MFS International New Discovery Fund	MIO
MFS Research Fund	MFR
MFS Total Return Fund	MTR
MFS SERIES TRUST VI
MFS Global Equity Fund	MWE
MFS Global Total Return Fund	MWT
MFS Utilities Fund	MMU
MFS SERIES TRUST VII
MFS Emerging Markets Equity Research Fund	EEM
MFS Equity Income Fund	EQI
MFS Intrinsic Value Fund	UIV
MFS SERIES TRUST VIII
MFS Global Growth Fund	WGF
MFS Income Fund	MSI
MFS SERIES TRUST IX

MFS Corporate Bond Fund	MFB
MFS Inflation-Adjusted Bond Fund	IAB
MFS Limited Maturity Fund	MLM
MFS Municipal Limited Maturity Fund	MML
MFS Total Return Bond Fund	RBF
MFS SERIES TRUST X
MFS Aggressive Growth Allocation Fund	AGG
MFS Blended Research Growth Equity Fund	BRW
MFS Blended Research Mid Cap Equity Fund	BMS
MFS Blended Research Small Cap Equity Fund	BRS
MFS Blended Research Value Equity Fund	BRU
MFS Conservative Allocation Fund	CON
MFS Emerging Markets Debt Fund	EMD
MFS Emerging Markets Debt Local Currency Fund	EML
MFS Emerging Markets Equity Fund	FEM
MFS Global Opportunistic Bond Fund	GLB
MFS Growth Allocation Fund	GRO
MFS International Diversification Fund	MDI
MFS International Growth Fund	FGF
MFS International Intrinsic Value Fund	FGI
MFS International Large Cap Value Fund	MKV
MFS Managed Wealth Fund	MGW
MFS Moderate Allocation Fund	MOD
MFS SERIES TRUST XI
MFS Blended Research Core Equity Fund	UNE
MFS Mid Cap Value Fund	MDV
MFS SERIES TRUST XII
MFS Core Bond Fund	MCB
MFS Lifetime Income Fund	LRT
MFS Lifetime 2025 Fund	L25
MFS Lifetime 2030 Fund	ML3
MFS Lifetime 2035 Fund	L35
MFS Lifetime 2040 Fund	ML4
MFS Lifetime 2045 Fund	L45
MFS Lifetime 2050 Fund	ML5
MFS Lifetime 2055 Fund	L55
MFS Lifetime 2060 Fund	ML6
MFS Lifetime 2065 Fund	L65
MFS SERIES TRUST XIII
MFS Diversified Income Fund	DIF
MFS Global Real Estate Fund	GRE
MFS Government Securities Fund	MGS
MFS New Discovery Value Fund	NDV
MFS SERIES TRUST XIV
MFS Institutional Money Market Portfolio	IMM
MFS SERIES TRUST XV
MFS Commodity Strategy Fund	CMS
MFS Global Alternative Strategy Fund	DTR

MFS SERIES TRUST XVI
MFS Prudent Investor Fund	FPP
MFS SERIES TRUST XVII
MFS International Equity Fund	IIE
MFS MUNICIPAL SERIES TRUST
MFS Alabama Municipal Bond Fund	MAL
MFS Arkansas Municipal Bond Fund	MAR
MFS California Municipal Bond Fund	MCA
MFS Georgia Municipal Bond Fund	MGA
MFS Maryland Municipal Bond Fund	MMD
MFS Massachusetts Municipal Bond Fund	MMA
MFS Mississippi Municipal Bond Fund	MMP
MFS Municipal Income Fund	MMI
MFS New York Municipal Bond Fund	MNY
MFS North Carolina Municipal Bond Fund	MNC
MFS Pennsylvania Municipal Bond Fund	MPA
MFS South Carolina Municipal Bond Fund	MSC
MFS Virginia Municipal Bond Fund	MVA
MFS West Virginia Municipal Bond Fund	MWV
MFS VARIABLE INSURANCE TRUST
MFS Global Equity Series	VGE
MFS Growth Series	VEG
MFS Investors Trust Series	VGI
MFS Mid Cap Growth Series	VMG
MFS New Discovery Series	VND
MFS Research Series	VFR
MFS Total Return Bond Series	VFB
MFS Total Return Series	VTR
MFS Utilities Series	VUF
MFS Value Series	VLU
MFS VARIABLE INSURANCE TRUST II
MFS Blended Research Core Equity Portfolio	CGS
MFS Core Equity Portfolio	RGS
MFS Corporate Bond Portfolio	BDS
MFS Emerging Markets Equity Portfolio	FCE
MFS Global Governments Portfolio	WGS
MFS Global Growth Portfolio	WGO
MFS Global Research Portfolio	RES
MFS Global Tactical Allocation Portfolio	WTS
MFS Government Securities Portfolio	GSS
MFS High Yield Portfolio	HYS
MFS International Growth Portfolio	FCI
MFS International Value Portfolio	FCG
MFS Massachusetts Investors Growth Stock Portfolio	MIS
MFS Research International Portfolio	RSS
MFS Income Portfolio	SIS
MFS Technology Portfolio	TKS
MFS U.S. Government Money Market Portfolio	MKS

MFS VARIABLE INSURANCE TRUST III
MFS Blended Research Small Cap Equity Fund	VSC
MFS Conservative Allocation Portfolio	VCA
MFS Global Real Estate Portfolio	VRE
MFS Growth Allocation Portfolio	VGA
MFS Inflation-Adjusted Bond Portfolio	VIA
MFS Limited Maturity Portfolio	VLT
MFS Mid Cap Value Portfolio	VMC
MFS Moderate Allocation Portfolio	VMA
MFS New Discovery Value Portfolio	VDV

Amendment to the Shareholder Servicing Agreement: ANNEX B

Effective January 1, 2025

Fees. In return for the shareholder services provided by the MFSC under this Agreement, the Funds shall pay the MFSC each calendar year (each a “Contract Period”) a fee at an agreed-upon fixed amount which include the following, subject to any adjustments as described herein:

(i) Estimated expenses incurred by MFSC to provide the services hereunder, based on certain underlying assumptions including, but not limited to, assumptions regarding asset levels, staffing and other discretionary expenses incurred by MFSC to provide the services (“Operating Costs”);

(ii) estimated technology project costs specifically incurred by MFSC or otherwise allocated to MFSC for the Contract Period (“Project Costs” and together with the Operating Costs, the “Maintenance Fee”); and

•

(iii) an agreed upon profit margin applied to the lesser of the budgeted or actual Operating Costs and Project Costs incurred during the year less agreed-upon offsets (“Profit Margin”).

•

The Operating Costs, Project Costs plus the Profit Margin shall be referred to as the “Maintenance Fee”.

In addition to the Maintenance Fee, MFSC will be reimbursed by the Funds for out-of-pocket expenses reasonably incurred by it on behalf of the Funds, including but not limited to expenses for postage, telephone usage, printing/supply usage, electronic document distribution, third party (e.g., NSCC) transaction charges, outsourcing fees (e.g., closed-end servicing, print mail labor and mail/cash/transaction processing) and other miscellaneous fees (“Out-of-Pocket Expenses”).

MFS shall use the method presented to the Board (typically at the March Board Meeting in connection with the annual budget proposal as described below), to allocate the Maintenance Fee to the Funds as such methodology may be amended from time to time by agreement between MFSC and the Board.

In connection with each Contract Period (typically at the March Board Meeting during the Contract Period), MFSC shall provide to the Board (or a Committee thereof):

(i)  an annual business plan for MFSC for such Contract Period;

(ii) an overview of the estimated budgeted Maintenance Fee and Out-of-Pocket Expenses for the upcoming Contract Period;

(iii) a review of the actual Operating Costs incurred by MFSC for the prior Contract Period as compared to the agreed-upon budgeted Operating Costs for such Contract Period;

(iv) a review of actual Project Costs for the prior Contract Period as compared to the agreed-upon budgeted Project Costs for such Contract Period; and

(v) such other information as the Board (or Committee thereof) may reasonably request.

•

Each year, MFSC and the Committee may agree upon certain adjustments to the proposed Maintenance Fee budget for the then-current year, including:

(i) a credit in the amount of any excess profit margin accrued for the prior year if the actual costs incurred during the year are less than the agreed-upon budgeted amount of such costs upon which the profit margin is applied;

•

(ii) If actual Project Costs for the prior Contract Period are less than the prior year budgeted amount (e.g., due to delay or cancellation of the relevant project), an agreed-upon credit against the proposed Maintenance Fee for the upcoming year will be given; and

(iii) If actual Project Costs for the prior Contract Period are greater than the prior year budgeted amount, MFSC may propose to include such excess amounts in the upcoming year’s proposed Maintenance Fee budget, which may or may not be approved by the Board and/or the Committee.

•

• The Board and/or Committee and MFSC shall, based on the annual budget proposal presentation and related discussions, agree upon a dollar amount representing the Maintenance Fee and Out-of-Pocket Expenses for the applicable Contract Period.

•

• If during a Contract Period, Funds are either added to the Agreement or terminate and are no longer subject to the Agreement, the asset-based fee shall be adjusted, if necessary, so that the total of payments expected to be paid by the then remaining Funds under the Agreement will continue to be reasonably calibrated to pay MFSC the Maintenance Fee, as it may be adjusted, for the applicable Contract Period.